                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of ASI Solutions Incorporated on Form S-8 (Registration Nos. 333-36509, 333-36511 and 333-36513) of our report dated May 20, 1998, on our audits of the consolidated financial statements of ASI Solutions Incorporated as of March 31, 1998 and March 31, 1997, and for each of the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/  Coopers & Lybrand L.L.P.


New York, New York
June 24, 1998